Exhibit 99

                 Direct General Corporation Announces
       Secondary Common Stock Offering for Selling Shareholders

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Feb. 3, 2004--

               This Press Release Does Not Constitute an
                    Offer of any Security for Sale

    Direct General Corporation (NASDAQ:DRCT) today announced that it intends to file a registration statement with the Securities and Exchange Commission for an underwritten offering with respect to approximately 2.5 million shares of Company common stock to be offered on behalf of certain selling shareholders. The shares being offered are expected to include approximately 1.2 million shares from the William C. Adair, Jr. Trust and certain family members of Mr. William
C. Adair, the founder of the Company, with the remaining shares being offered by certain other individual and institutional shareholders.
    In addition, the Company intends to grant the underwriters an option to purchase additional shares of common stock to cover over-allotments, if any, of up to fifteen percent of the amount of shares offered by the selling shareholders. The Company currently expects to file the registration statement during the first quarter of 2004.
    The Company's filing of the registration statement and offering are subject to agreement by the selling shareholders to participate, as well as market and other conditions. The number of shares offered by the selling shareholders may be increased or decreased, depending upon market conditions and the registration statement, if filed, may be withdrawn at any time.

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated in the southeastern part of the United States. Additional information about Direct can be found online at http://www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.

    CONTACT: Direct General Corporation, Nashville
             Investor Relations:
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directins.com
             www.direct-general.com